UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 7, 2022

(Date of earliest event reported)

QUANEX BUILDING PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South, Suite 1500, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    713-961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	NX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 5.02. Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 7, 2022, the Board of Directors (“Board”) Quanex Building Products Corporation (the “Company”) authorized and approved the adoption of an amendment to the form of restricted stock award agreement under the Company’s 2020 Omnibus Incentive Plan, as amended (the “Plan”), to be used in connection with grants of restricted stock awards to eligible persons of the Company as determined by the Board under the Plan.

The amended form of restricted stock award agreement provides that restricted stock awards will be settled in shares of the Company’s common stock at the end of the applicable vesting period (less any shares of common stock withheld to satisfy payroll and other tax withholding obligations of the Company). During the participant’s continuous service with the Company or an affiliate of the Company, the restricted stock awards will vest, subject to performance- and/or time-based vesting restrictions as determined by the Board in accordance with the Plan, beginning on the applicable vesting date designated in the applicable award agreement. Dividends payable with respect to restricted stock in cash or property shall be subject to the same vesting conditions and risks of forfeiture as the underlying restricted stock award. Dividends payable in shares of stock or rights to acquire shares of stock shall be added to and become a part of the restricted stock, subject to the foregoing restriction.  Upon any termination of the participant’s continuous service before all of the restricted stock units become vested, all unvested restricted stock units as of the termination date will be forfeited, except that (i) unvested restricted stock units will become vested upon the Death (as defined in the Plan) or Disability (as defined in the Plan) of the participant during the participant’s continuous service or upon the occurrence of a Change in Control (as defined in the Plan) during the participant’s continuous service in which the successor company does not otherwise assume or substitute the award agreement, and (ii) in the event that a participant’s employment terminates by reason of Retirement (as defined in the Plan), such participant will be entitled to receive a pro rata portion of the restricted stock that was scheduled to vest on the next vesting date immediately following the Retirement based on the number of days worked.

This amended form of restricted stock award agreement applies only to restricted stock awards granted by the Company on or after December 7, 2022, and will not amend or retroactively apply to any previously existing restricted stock award agreement.

The foregoing is qualified by reference to the amended form of Restricted Stock Award Agreement approved by the Company, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended Form of Restricted Stock Award Agreement under the Quanex Building Products Corporation 2020 Omnibus Incentive Plan, as amended

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION (Registrant)
December 9, 2022 (Date)	/s/ Paul B. Cornett Paul B. Cornett Senior Vice President – General Counsel and Secretary